UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OICco Acquisition I, Inc.
(Exact Name of registrant in its charter)

Delaware		27-0625383
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4412 8th St. SW, Vero Beach, FL 32968
(772) 584-3308
(Address and telephone number of principal executive offices)

Harold Gewerter, Esq. 2705 Airport Drive, N. Las Vegas, NV 89032
(702) 382-1714
(Name, address and telephone number of agent for service)

Copies to:
Harold Gewerter, Esq. 2705 Airport Drive, N. Las Vegas, NV 89032
Telephone (702) 382-1714 Electronic Fax (702) 382-1759

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box   X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock-New Issue	$40,000.00	$0.02	$40,000.00	$2.23
Common Stock—Current Shareholder	$80,000.00	$0.02	$80,000.00	$4.46

(1)This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus

OICco Acquisition I, Inc.

6,000,000 Shares of Common Stock

$0.02 per share

Under the 419 registration OICco Acquisition I, Inc. (“OICco” or the "Company") sold 1,000,000 shares at a price of $0.02 to 37 investors.

The proceeds from the sale of the shares in this offering were payable to Evolve Bank & Trust fbo OICco Acquisition I, Inc. All subscription funds will be held in escrow in a non-interest bearing Escrow Account at Evolve Bank & Trust.  No funds have been released to the Company.  See the section entitled "Plan of Distribution” herein. Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held.

The Company conducted a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses, and the securities to be issued to investors must be deposited in an account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419 after the offering has been fully completed and escrow agent receives a written request of the registrant, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution herein) has been consummated and at least 80% of the investors (both company and selling shareholder sales) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, this new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless at least 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors and both the Company and Mr. Sisk will cease this offering.

Until 90 days after the date funds and securities are released from the escrow or trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

(i) Within five business days after the effective date of the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

(ii) Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

(iii) The acquisition(s) meeting the criteria set forth in herein (80% of the fair market value of the offering) will be consummated if a sufficient number of purchasers (holders of 80% of the shares purchased) confirm their investments; and

(iv) If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

The escrowed funds cannot be released until:

 (i) The escrow agent or trustee has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraph i, ii and  iii above have been met; and

(ii) Consummation of an acquisition(s) meeting the requirements of paragraph iii above.

PART I: INFORMATION REQUIRED IN PROSPECTUS

RECONFIRMATION OFFERING

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(i) Within five business days after the effective date of the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

(ii) Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

(iii) The acquisition(s) meeting the criteria set forth in herein (80% of the fair market value of the offering) will be consummated if a sufficient number of purchasers confirm their investments; and

(iv) If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

The escrowed funds cannot be released until:

(i) The escrow agent or trustee has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraph i, ii and  iii above have been met; and

(ii) Consummation of an acquisition(s) meeting the requirements of paragraph iii above.

ITEM 4 - USE OF PROCEEDS

Without realizing the minimum offering proceeds, the Company will not be able to commence planned operations and implement our business plan. Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information. In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

The Company intends to use the proceeds from this offering as follows:

	Minimum			50% of Maximum			Maximum			Sisk	Proceeds
Application Of Proceeds	$	% of total	% of net proceeds	$	% of total	% of net proceeds	$	% of total	% of net proceeds	$	% of Sisk Total	% of Net Proceeds

Total Offering Proceeds	$10,000	100.00%		$20,000	100.00%		$40,000	100.00%		$80.000	100%

Net Offering Proceeds	$10,000	100.00%	100%	$20,000	100.00%	100%	$40,000	100.00%	100%	$80,000	100%	100%
Working Capital(1) -	$10,000	100.00%	100%	$20,000	100.00%	100%	$40,000	100.00%	100%	$80,000	100%	100%

Total Use of Proceeds	$10,000	100.00%		$20,000	100.00%		$40,000	100.00%		$80,000	100%

Notes:

(1) The category of General Working Capital may include, but not be limited to—effecting a business combination including but not limited to- printing costs, postage, communication services, overnight delivery charges, additional professional fees, consulting fees, and other general operating expenses.

ITEM 5 - DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

ITEM 6 – DILUTION

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering net of the offering expenses, our net book value will be $36,000 or $0.006 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.014 per share while our present stockholders will receive an increase of $0.006 per share in the net tangible book value of the shares they hold. This will result in a 70% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Minimum	Maximum
	Offering	Offering

Offering Price Per Share	$0.02	$0.02

Book Value Per Share Before the Offering	$0.000	$0.000

Book Value Per Share After the Offering	$0.002	$0.006

Net Increase to Original Shareholder	$0.002	$0.006

Decrease in Investment to New Shareholders	$0.018	$0.014

Dilution to New Shareholders (%)	90.00%	70.00%

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ITEM 8 - PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

New issue offering refers to the shares offered for sale by the company. Potential investors include, but are not limited to, family, friends and acquaintances of Joshua G. Sisk. The intended methods of communication include, without limitation, telephone and personal contact. In their endeavors to sell this offering, they will not use any mass advertising methods such as the internet or print media. Every potential purchaser will be provided with a prospectus at the same time as the subscription agreement.

Checks payable as disclosed herein received by the sales agent in connection with sales of our securities were transmitted immediately into a escrow account. There can be no assurance that all, or any, of the shares will be sold.

Joshua G. Sisk will not receive commissions for any sales originated on our behalf. We believe that Joshua G. Sisk is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, as to Joshua G. Sisk, he:

1.

Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his or her participation; and

2.

Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Is not an associated person of a broker or dealer; and

4.

Meets the conditions of the following:

a.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.

Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Joshua G. Sisk our sole officer or director shall be deemed an underwriter for the purposes of this offering.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419 once the offering has been fully completed and escrow agent receives a written request of the registrant, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (80% of the value of the amount of both the company and selling shareholder offering) has been consummated and a sufficient number of investors (holders of 80% of the shares sold hereunder both company and selling shareholder sales) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors and both the Company and Mr. Sisk will cease this offering.

The proceeds from the sale of the shares in this offering were payable to Evolve Bank & Trust fbo OICco Acquisition I, Inc.  ("Escrow Account") and were deposited in a non-interest bearing bank account at escrow agent Evolve Bank & Trust until the escrow conditions are met.  In the event that interest is earned on the deposit such interest shall be for the sole benefit of the purchasers from this offering. No interest will be paid to any shareholder or the Company.  All subscription agreements and checks are irrevocable.    All subscription funds will be held in the Escrow Account until the offering has been fully completed and escrow agent receives a written request of the registrant at which time 10% of the proceeds may be release to the company and no other funds shall be released to OICco Acquisition I, Inc. until such a time as the escrow conditions are met. The escrow agent will continue to receive funds and perform additional disbursements until either 18 months from the effectiveness of this registration or the successful conclusion of the reconfirmation whichever event first occurs. Thereafter, this escrow agreement shall terminate.. The fee of the Escrow Agent is $1,500.00.  Any subscribers will be notified of in writing a minimum of 20 days prior to the beginning of any extension in the offering period.

There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Subscription funds may be released upon consummation of an acquisition meeting the Rule 419 requirements, or in the event no such acquisition is completed, 18 months after the date of effectiveness. Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without an further communication with to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

[Balance of this Page Intentionally Left Blank]

ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

OICco Acquisition I, Inc. is authorized to issue 100,000,000 shares of common stock, $0.0001 par value. The company has issued 4,000,000 shares of common stock to date held by one (1) shareholder of record.

The holders of OICco Acquisition I, Inc.’s common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.

Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, Dissolution, or winding up of corporate affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company anticipates filing a 14C regarding the authorization of classes of preferred stock which it may utilize for the retirement of debt and payment for services in the event that the acquisitions described herein are completed.

PREEMPTIVE RIGHTS

No holder of any shares of OICco Acquisition I, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of OICco Acquisition I, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, OICco Acquisition I, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, OICco Acquisition I, Inc. will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

SEPTEMBER 20, 2011 UNAUDITED FINANCIAL STATEMENTS FOR OICCO ACQUISITION I, INC.

OICco Acquisition I, Inc.
(A Development Stage Enterprise)
Balance Sheets (UNAUDITED)

Sept.30
2011
ASSETS

Current assets
Cash	$-
Total current assets	-

Total assets	$-

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Currnet liabilities
Advance from Shareholder	418
Accounts payable	$5,385
Total liabilities (All Current)	5,803

Stockholders' (Deficit) Equity
Common Stock--$0.0001 par value, 100,000,000 shares authorized, 4,000,000 shares issued and outstanding as of June 30, 2010	400
Additional paid in capital	5,508
Deficit accumulated during the development stage	(15,531)
Total stockholders' (deficit) equity	(9,623)

Total liabilities and stockholders' (deficit) equity	$(3,820)

See accompanying notes to financial statements

OICco Acquisition I, Inc.
(A Development Stage Enterprise)
Statement of Operations (UNAUDITED)

	For the Three Month Period Ended Sept. 30, 2011	For the Period from Inception on July 24, 2009 to Sept.30, 2011	For The Nine Month Period Ended Sept.30, 2011

Revenue	$-	$-	$-

Expenses
General and administrative	1,255	5,973	5,065
Professional fees	-	9,558	-
Total expenses	1,255	15,531	5,065

Net loss	$(1,255)	$(15,531)	$5,065

Basic and diluted loss per common share	$(0.00)	$(0.00)	$-

Weighted average shares outstanding	4,000,000	4,000,000	4,000,000

See accompanying notes to financial statements

OICco Acquisition I, Inc.
(A Development Stage Enterprise)
Statement of Changes in Stockholders' (Deficit) Equity(UNAUDITED)

	Common Stock		Additional Paid In Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, July 24, 2009 (Inception)	-	$-	$-	$-	$-
Common stock issued for cash	4,000,000	400	5,508	-	5,908
Common stock issued for services	-	-	-	-	-
Net Loss, Period December 31, 2009	-	-	-	(1,255)	(1,255)
Balance, December 31, 2009	4,000,000	400	5,508	(1,255)	4,653
Net Loss, Period December 31, 2010	-	-	-	-	-
Balance Sept. 30, 2010	4,000,000	400	5,508	(5,908)	(5,908)

See accompanying notes to financial statements

OICco Acquisition I, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows(UNAUDITED)

For the Three Month Period Ended Sept. 30, 2011
Cash flows from operating activities
Net loss	$1,255
Adjustments to reconcile net income to net
cash used by operating activities
Accounts payable	-
Net cash used in operating activities	1,255

Cash flows from investing activities	-

Cash flows from financing activities
Proceeds from sale of stock	-
Net cash provided by financing activities	-

Net change in cash	1,255

Cash at beginning of period	-

Cash at end of Period	$1,255

Supplemental disclosure of non-cash investing and financing activities:
Issuance of 4,000,000 shares of common stock for professional and consulting services	$-

Supplemental cash flow Information:
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to financial statements

OICCO ACQUISITION I, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 24, 2009

TO SEPT. 30, 2011 (UNAUDITED)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of OICco Acquisition I, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

OICco Acquisition I, Inc. (the Company) was incorporated in the State of Delaware on July 24, 2009. OICco Acquisition I, Inc. is a development stage company with the principal business objective of merging with or being acquired by another entity and is therefore a blank check company. The Company has been in the developmental stage since inception and has no operating history other than organizational matters.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

The Company has been in the developmental stage since inception and has no operation to date. The Company currently does not have any property and equipment. The above accounting policies will be adopted upon the Company maintains property and equipment.

OICCO ACQUISITION I, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 24, 2009

TO SEPT. 30, 2011 (UNAUDITED)

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

Advertising

Advertising expenses are recorded as general and administrative expenses when they are incurred.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on OICco Acquisition I, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. OICco Acquisition I, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company has authorized One Hundred Million (100,000,000) shares of common stock with a par value of $0.0001. Currently, Four Million shares of common stock have been issued.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

NOTE B – GOING CONCERN

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

Management expects to seek potential business opportunities for merger or acquisition of existing companies. Currently the Company has yet to locate any merger of acquisition candidates. Management is not currently limiting their search for merger or acquisition candidates to any industry or locations. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

OICCO ACQUISITION I, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 24, 2009

TO SEPT. 30, 2011 (UNAUDITED)

NOTE C – INCOME TAXES

The Company accounts for income taxes using the liability method; under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Deferred taxes will be provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

INFORMATION WITH REGARDS TO THE ACQUISITION CANDIDATES

Business of Acquisition Candidates

On September 6, 2011, OICco Acquisition I, Inc. (“OICco”) entered into an exchange agreement with Liberty Electric, a United Kingdom corporation  (Liberty) to exchange 45,000,000 shares of OICco in exchange for shares of  Liberty representing 100% of the issued and outstanding shares of Liberty.  At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), Liberty  will become a wholly-owned subsidiary of OICco and OICco will acquire the business and operations of Liberty.  The Exchange Agreement contains customary representations, warranties, and conditions.

On September 7, 2011, OICco Acquisition I, Inc. and Liberty Electric entered into an Addendum to the Exchange Agreement in which it was agreed that upon the execution and effectiveness of the Exchange Agreement, Ian G. Hobday, Darren West, Barry Shrier and Jevon Thurston-Thorpe will be appointed to the Board of Directors of OICco Acquistion I, Inc.

On Oct. 14, 2011, OICco Acquisition I, Inc. (“OICco”) entered into an exchange agreement with Imperial Automotive Group, Inc. to exchange 40,000,000 shares of OICco in exchange for 100% of the issued and outstanding shares of Imperial Automotive Group, Inc.  At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), Imperial Automotive Group, Inc. will become a wholly-owned subsidiary of OICco and OICco will acquire the business and operations of Imperial Automotive Group, Inc.  The Exchange Agreement contains customary representations, warranties, and conditions. Gary Spaniak, Sr., Gary Spaniak, Jr. and Steve Markley will be appointed as directors of OICco Acquisition I, Inc.

Liberty Automotive Group is made up of three operating divisions: Liberty E-Tech, Liberty E-Care, and Imperial Coachworks.

The Liberty E-Tech arm, designs and builds electric drivetrains for use in large cars and commercial vehicles. The technology it has created is unique as demonstrated in its showcase Liberty E – Range, a pure electric Range Rover capable of 200 miles on a single charge, 0 – 60mph in circa 7 seconds and a top speed of 100mph – all with no loss of interior space. The Liberty E-Care division provides a full package of aftersales services for all types of electric vehicles, and has contracts with several global companies to provide its services.

Imperial Coachworks builds probably the finest Limousines available today and is one of the few QVM (Ford) certified builders. It creates specialist mobility transport for disabled drivers and provides a variety of unique transport solutions built to meet customers’ demands. Imperial Coachworks ambitions to build hybrid electric and pure electric SUV’s, Limousines and other large zero emission vehicles, AND Liberty Electric Cars desire to find an outlet for its technology in America first bought these two companies together. The combination of Imperial’s ability to build low volume high quality vehicles and provide access to the market combined with Liberty’s unique and proprietary electric drive train technology makes them the perfect partners to bring electric vehicle solutions to the market globally.

Liberty Automotive Group is profitable and cash generative, but seeks financing to take the overall business to the next level. Additional funding may be needed over 3 years to develop the full potential of the business. Current plans include: Acquire related EV business in order to lead consolidation in the industry, driving down costs through increased volumes; Fund a stock of vehicles for Imperial; develop next generation (3rd) EV architecture; fund sales and marketing initiatives in relation to finished vehicles; develop a global presence; roll out Liberty E – Care in a franchised or wholly owned model.

The market for Electric Vehicles is exploding, driven by the carrots of government incentives and the sticks of fines and fuel costs for traditional vehicles. There is no question the EV’s will replace traditional fossil fuel vehicles, the only question is “how quickly”. Frost and Sullivan research (2010) indicated that circa 20% of the market for EV’s will be satisfied by new entrants rather than traditional automotive OEM’s. Indeed, Tesla’s meteoric rise to fame and market value ($2.3bn based on the sale of just 1500 cars worldwide) shows what new entrants can achieve. The Liberty Automotive Group has developed unique and proprietary EV drive train technology that gives it a lead on the competition. OEM’s will choose to work with Liberty in order to cut the time to market for the development of vehicles – the recent contract with a $15bn US truck manufacturer attests to this. Parallel with this, there will be a market demand for service, maintenance, recovery and repair of EV’s, all of which will require specialist skills. Liberty have recognized this and created a solution – E-Care. Recent contracts with pioneering EV users (Tesco’s, Fedex, UPS, Veolia) underline the importance of this service.

The American market for EV’s, especially in the larger vehicle sector (SUV’s, Pick Up’s, City trucks, buses and mini vans), will likely be the largest in the world, and Imperial with its first class manufacturing facility and access to Liberty technology is uniquely positioned to exploit this. Development of the worlds first pure electric and serial hybrid Limousines is already underway and Imperial will be the first to market such products.

Further developments designed to satisfy pent up demand amongst captains of industry for clean, stylish and sophisticated transport will be met by Imperials Lincoln Navigator based “Ambassador” series converted to be pure electric or serial hybrid. Liberty Automotive group is organized into 3 divisions today, and their activities are described below

Imperial develops and markets in 4 core business sectors:

Limousines or Livery vehicles

SUV conversions

Special Contracts (e.g. Limobuses)

Zero Emission versions of the above

Liberty E –Tech develops EV drivetrain technology up to full vehicle design for OEM’s

Liberty E – Care provides complete after sales support packages for EV’s, either directly to the customer or via an OEM

The Imperial method for creating and converting vehicles, especially Limousines, employs unique “know-how” not seen from other competitors. The entire vehicle electrical system is controlled by a unique package that allows the driver to quickly and easily remedy problems; the vehicles are constructed using a significant proportion of Aluminum panels in order to eliminate rust, and reduce weight; the highly skilled design team can produce unique solutions for the most complicated problems, like disabled driver access vehicles that retain style and sportiness; new developments include “Titan” – a solution to the demand for 20 person Hummer based Limo’s that can no longer be met due to the demise of the Hummer product – sophisticated AND more cost effective, it is set to take the market by storm.

Liberty E – Tech have developed patented and proprietary technology that forms the basis of its unique electric vehicle architecture: each wheel has its own motor; the battery pack is light yet energy dense providing greater range; the battery management system controls supply to all four motors; software integration and control is the height of sophistication. New products under development include a serial hybrid solution – plug and play; Bug e, a sports solution aimed at the younger market providing fun and safety in the spirit of the “Beach Buggy”; Next generation pure electric delivery truck in the 3.5t to 7.5t GVW category.

Liberty E – Care is staffed by skilled EV technicians with years of experience, capable of diagnosing and repairing everything on an EV from the battery to the motors, from the software to the traction controllers, and much of it remotely due to proprietary remote diagnostic tools. E – Care will soon have the ability to overhaul and upgrade battery packs providing them with a second and third life as an EV energy source

Key Factors for Success of LAG

Fast technology development

•

Energy storage “type” agnostic

•

3rd generation EV architecture under development – others still with 1st generation

•

2,500,000 miles of EV experience in E-Tech

•

Only independent EV after sales program in E – Care

•

Unique manufacturing facility with key skills to implement EV prototype and limited production

•

Strong IP (designs, patents, know-how, software, brands)

•

Market access / strong OEM links

Location and Milestones

Liberty Automotive Group, a USA business, has its headquarters at 5200 NE 33rd Ave, Ft. Lauderdale, FL. Its European facilities are based in Coventry, West Midlands, the heartland of the UK’s innovation in Automotive engineering. Further offices exist in Oxford UK and near to Paris in France. Both main US and UK locations can produce prototype and low volume manufacturing, as well as provide full design facilities for OEM’s. Future operations will be enhanced by expanding logistics operations to handle a growing aftermarket business focused on EV’s

•

Imperial and Liberty initiate collaboration on development of large format EV solutions 04/10

•

Liberty signs agreement with Chinese Representative company (CUBE) 05/10

•

Liberty E-Range receives SVA approval 01/11

•

Liberty signs MoU with NLE (Iceland) for 150 car order over 5 years 02/11

•

Liberty wins major development contract from $15bn US truck manufacturer O4/11

•

Liberty E – Tech created to support growing demand for LAG’s technology 05/11

•

Liberty E – Care created to support growing demand for EV after sales support 06/11

Both main US and UK locations can produce prototype and low volume manufacturing, as well as provide full design facilities for OEM’s. Future operations will be enhanced by expanding logistics operations to handle a growing aftermarket business focused on EV’s

•

Imperial and Liberty initiate collaboration on development of large format EV solutions 04/10

•

Liberty signs agreement with Chinese Representative company (CUBE) 05/10

•

Liberty E-Range receives SVA approval 01/11

•

Liberty signs MoU with NLE (Iceland) for 150 car order over 5 years 02/11

•

Liberty wins major development contract from $15bn US truck manufacturer O4/11

•

Liberty E – Tech created to support growing demand for LAG’s technology 05/11

•

Liberty E – Care created to support growing demand for EV after sales support 06/11

MANAGEMENT TEAM OF ACQUISITION CANDIDATES

Barry Shrier Chairman – Main Board

•

Serial entrepreneur with vast experience in the technology arena.

2007 to present:  Founder and Chairman of The Liberty Electric Cars group of companies.  Heading up the UK equity fundraising programme, government sponsorship, and managing investor and shareholder relations.  Overseeing the Board of Directors and managing Liberty’s relationship with the British Government, in particular the Technology Strategy Board. Head of international business development with a focus on Middle East investors and strategic partners and China, India and South America (both government and private sectors).

2007 to present: founder of The Zero-Emission Vehicle Foundation.  The Foundation seeks sponsorship funds and in-kind support from large organisations, and creates a forum for companies involved in the zero emission space to exchange ideas and form partnerships, and compete more effectively for funding. The Foundation thus accelerates the growth and success of the electric car sector; stimulating  a major reduction in greenhouse gases, and the transition to a sustainable economy.

Previously, Barry Shrier founded and managed two businesses, and a Deutsche Bank subsidiary, and brings substantial experience including full profit responsibility, cost control & credit management, budgeting and forecasting, personnel management and motivation, managing investor relations, negotiation, etc.

Barry was hired by Deutsche Bank to launch Paybox, the world’s first international mobile payment system. He was Managing Director for the UK and European spokesman for Paybox and a leading speaker on Mobile commerce.

Prior to Deutsche Bank, Barry worked for several strategic marketing consultancies where he developed his expertise in the application of cognitive psychology to understand consumer behaviour. He managed various international projects for Unilever, Guinness, Procter & Gamble, Mars and Nestle.

Barry speaks regularly at international events in Europe and North America on the subjects of the future of the auto industry, commercialising technology innovations, and consumer behaviour. He is recognised as a charismatic and admired public speaker known for delivering informative, entertaining, and provocative speeches, lecturing to MBA level and often being voted ‘Best Speaker’.

Barry was also the author of the published market research report ‘Wireless in London - Observations in 2002 on the status of high-speed Public Access WLAN’s’.

Barry is also a Non-Executive Director of the Washington DC based Leo Terra LLC; launching the world’s first global mobile broadband satellite network.  As an active member of the Institute of Directors (I.O.D), Barry is a passionate promoter of entrepreneurial innovation.

Barry has an MSc in Philosophy from the London School of Economics, and a BA in Politics from Middlebury College, Vermont, USA.

Ian G Hobday CEO – Main Board

•

Experienced and successful global business leader with significant restructuring and turnaround experience in many countries.

BA (Hons.) International Marketing

Masters Business Administration

Languages spoken: English, French, Italian and German

Ian worked for BASF in a variety of senior management roles over a 16 year period in the UK, Australia and France. He ended as VP for their refinish distribution division (t/o 150m€) in 2002. During his time at BASF, he turned around two divisions, led the acquisition and reorganisation of an Australian business, and finished his time as the only VP in BASF Coatings to achieve 3 years of record sales and profits.  He then spent 5 years with Arch Chemicals as global MD for their Coatings division (t/o 160m$) based in Italy with a brief to reorganise the entire business. He centralised production, closing redundant laboratories and manufacturing plants, grew exports by over 80%, negotiated several JV’s and created one global brand and business from a multi brand, fragmented structure. Subsequently he went on to establish his own investment and consultancy business, specialising in Start-up’s, growth strategies and turnarounds. He invested and took an active management role in Liberty Electric Cars where he went from being a part time NED to full time MD / CEO. He has been responsible for developing the prototype programme, securing the associated IP, establishing relationships with key suppliers and obtaining funding from private investment. More recently he secured the services of the ex-Modec engineering team, which allowed Liberty to win a contract with a 15bn$ US truck manufacturer for development and maintenance of Electric trucks. Ian is currently working closely with the Board of Liberty on several acquisition projects. Ian currently lives in France and the UK.

Gary Spaniak Jnr COO and Divisional MD Imperial Coachworks Secretary (LAS), President (IAG) – Main Board

•

In depth automotive experience across manufacturing, distribution and aftermarket.

Gary Spaniak, Jr. has served as President and CEO of Electric Car Company, Inc. a Delaware Corporation and sole director since November 2008. Electric Car Company manufactures Executive Limousine vehicles and Full length Stretch Conversions and specialty renovation design and cars.

From January 2001 through January 2008 Mr. Spaniak served as president and a director of Interactive Brand Development, Inc. a Delaware Corporation holding company that was involved in Merchant Credit Card processing

Darren West CFO Main board

•

International accounting experience across a variety of industries from start-up through listings to exit Strategies.

BA (Hons.) Economics and Accountancy

Chartered Accountant

Darren qualified in the City of London and uncovered two major frauds during his training period. He then moved through the ranks undertaking ever more senior Internal Audit roles with major companies such as Allied Domecq, Budget Rent-a-Car and WBB plc. He joined Kerry plc as their Head of Audit but was quickly moved in to a major trouble-shooting role to maximise his skill set. During this time he uncovered a number of frauds, worked on major international merger and acquisitions and implemented a number of Global IT systems.

He was then headhunted by Nortel Networks to act as their Site financial controller for their largest optical component factory. At its peak the factory had in excess of 6,000 heads and was generating profits in excess of £1bn per quarter and was preparing for an IPO. The Telecoms industry then suffered a major downturn during which Darren carefully guided the site through downsizing, sale and leaseback of assets, sale to Bookham Inc (Nasdaq listed) and then the eventual re-location to China. Whilst at Bookham Inc he was part of a small team that managed the successful re-location of manufacturing to its sister site in Shenzhen and outsourced some activities to Thailand. He was also in charge of rolling out Sarbanes Oxley across the whole Group.

He then joined a start up Telecoms company and prepared the company for a listing on the UK Stock market.

He is currently CFO of Liberty Electric Cars Limited. He provides full fiscal guidance to the Board. He identifies, analyses and completes due diligence on investments and acquisitions. Is the company representative on government TSB funded “Evadine” project.

Jevon T Thorpe CTO Main Board

•

Outstanding background in automotive including designing, developing and manufacturing the London taxi and the worlds first ground up electric truck.

Hon Master Of Technology

BA (Hons.)  Industrial Design/ Transportation

IMDS Business Administration

Jevon has over 30 years experience within the automotive industry where he has led both full vehicle programmes and manufacturing and retail businesses.

During this time he has been responsible for the conception and introduction of a number of innovative vehicles which include the London Black Cab ( TX1), Modec Truck and Mercedes Vito Taxi, with a revolutionary Rear Wheel Steer system which obtained full approval from Mercedes Benz.  Whilst Managing Director at London Taxis’, Jevon, moved the business from a loss making organisation to one which  produced over 100 vehicles per week following the launch of the TX1, with record profits and a share price which rose five fold. He was then promoted onto the Group Operational Board of MBH, where he was responsible for product and business development across a number of business sectors. During this time he was instrumental in securing a number of new vehicle programmes and funding from both America and the Far East. These programmes included the development of new power train technologies including Hybrids and EV’s and in 2004 Jevon left MBH to become CEO of Modec. During this time he led the team to produce the worlds first European and American compliant ground up EV Truck and secured global supply contracts with both FedEx and UPS.

Jevon has also been instrumental in the creation of a number of smaller successful businesses including Penso, a hi-tech design and development business and Cygnus Automotive who produce electronic equipment for the automotive industry.

Jevon currently lives in Coventry and is married with six children.

Gary Spaniak Snr Main Board Director

•

Gary has driven many business to success across a variety of industries and provides the Board with a depth of experience in many sectors.

Gary Spaniak, Sr. has been involved with many companies covering all aspects of corporate mergers and acquisitions plus corporate management consulting. He has also developed the franchise programs for many of these companies including capital fund raising; from startup companies to fully operating corporations both private and public. He has served as a Board member, Officer and Director or Consultant for many of these companies.

7/04 - 12/10 – Xenacare Holdings, Inc., Delray Beach, FL – Business Consultant that guided and directed the company thru mergers and acquisitions and then took  the company public.

1/01 – 07/08 – IBIDUSA.com – Consultant for an internet online auction company that acquired other companies and assets which enabled it to survive the tech bubble. Engineered and guided the company which allowed it to be accepted on the American Stock Exchange

Prior to 2000 – Consulted with many developing companies such as: Oxford Educational Services, Inc., (took them public) Tutor Time Day Centers, Inc.

Founder -One Potato Two – a fast food restaurant concept that opened over 180 units and went public on the American Stock Exchange.

Founded -Shopping Center Development Companies of America – developed over 25 shopping centers throughout the United States.

Prior to 1980 Founded Empire Homes – A residential home builder in Southwest Florida that built over 800 homes.

Prior to 1970 Asst. VP Development & Expansion for First Investors Corp – 110 Wall Street – opened new offices throughout the United States

U.S. Army 1959-1965

Steve Markley Main Board Director

•

Steve is a serial entrepreneur with a vast experience in successfully steering start up businesses to profitability.

Since 2010, Mr. Markley has been the President of Continental Investments, Group, Inc. a business consulting firm specializing in small to mid-cap private and public companies. He works closely with new emerging companies both domestic and International.

Steve is also Managing Member of American Settlements LLC a Florida based investment consulting firm specializing in small seasoned companies with financing and debt conversion needs. He helps identify sources of short term funding and asset acquisitions.

Since February 2001, Mr. Markley serves as Chief Executive Officer and Director of Interactive Brand Developments, Inc., a company that traded on the American Stock Exchange. He also serves as Principal Accounting Office of IBDI since June 2006.

From 1997 through 2001 Mr. Markley served as President and CEO of Value Dining Incorporated, a franchise restaurant group with multiple locations in Southeast Florida operating as Golden Corral Steakhouses.

Prior to 1997 Mr. Markley worked with several National and International restaurant companies such as Pepsico, KFC, Pizza Inn, Marriott and Whataburger.

Mr. Markley was also Founder of Sun-Rhea Enterprises, Inc., a specialty general construction company in Texas that built and remolded restaurants and commercial projects for over 25 years – with clients as Steak & Ale, Bennigans, Safeway, Chili’s, 7-11, Holiday Inn, Marriott, and Sheraton Hotels.

EXECUTIVE COMPENSATION OF ACQUISITION CANDIDATES

Below is the executive compensation through Sept. 30, 2011.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Barry Shrier	2011	0	0	0	0	0	0	0
Director	2010	232,565 (1)	0	0	0	0	0	0

Ian Hobday	2011	0	0	0	0	0	0	0
CEO Director	2010	172,758(1)	0	0	0	0	0	0

Gary Spaniak, Jr	2011	0	0	0	0	0	0	0
COO Director	2010	0	0	0	0	0	0	0

Darren West	2011	0	0	0	0	0	0	0
CFO Director	2010	61,872 (1)	0	0	0	0	0	0

Jevon T.Thorpe	2011	0	0	0	0	0	0	0
CTO Director	2010	0	0	0	0	0	0	0

Gary Spaniak, Sr	2011	0	0	0	0	0	0	0
Director	2010	0	0	0	0	0	0	0

Steve Markley	2011	0	0	0	0	0	0	0
Director	2010	0	0	0	0	0	0	0

(1) Deferred.

FINANCIAL INFORMATION FOR THE ACQUISITION CANDIDATES

On September 6, 2011, OICCO ACQUISITION I, INC. (“OICco”) entered into an exchange agreement with Liberty Electric, a United Kingdom corporation (“Liberty”) to exchange 45,000,000 shares of OICco in exchange for shares of Liberty representing 100% of the issued and outstanding shares of Liberty and filed a Current Report on Form 8-K to report the acquisition.   This Amendment includes (i) as Exhibit 99.1 the audited consolidated financial statements of Liberty as of December 31, 2010 and 2009, and for each of the years in the two year period ended December 31, 2010, and the related notes thereto and (ii) other information that would be disclosed by Liberty as if it were filing an Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”) with respect to its fiscal year ended December 31, 2010.

OIC
Reverse merger on September 6, 2011
December 31, 2010
	OIC (acquirer - legal purpose)	Liberty Car (acquiree – legal purpose)		Adjustments & eliminations	OIC Post- merger

ASSETS
Current assets
Cash and cash equivalents	$-	$91,145		$-	$91,145
Accounts receivable	-	50,864		-	50,864
Grant receivable	-	279,808		-	279,808
Other receivable	-	8,475		-	8,475
Inventory	-	-		-	-
Total current assets	-	430,292		-	430,292

Investment	-	154,679		-	154,679
Fixed assets, net	-	-		-	-
Total assets	$-	$584,971		$-	$584,971

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$4,140	$-		$-	$4,140
Advances from Shareholders	418	-		-	418
Taxes payable	-	-		-	-
Lease payable (current)	-	4,810		-	4,810
Salary payable	-	695,154		-	695,154
Vehicle deposit	-	69,606		-	69,606
Accrued expenses and other liabilities	-	-		-	-
Total current liabilities	4,558	769,570		-	774,128

Lease payable (non-current)	-	2,767		-	2,767
Total liabilities	4,558	772,337		-	776,895

Stockholders' deficit
Common stock, $0.0001 par value; 100,000,000 shares authorized, 4,000,000 shares issued and outstanding on December 31, 2010	$400	$-	(3)	$(400)	$-
Common stock, $.000015 par value; 25,000,000 shares authorized, 29,726,669 and 18,048,805 shares issued and outstanding on September 30, 2011 and December 31, 2010	-	270		-	270
Issue 45,0000,000 shares in exchange for all outstanding shares of Liberty	-	-	(1)	4,500	4,500
Additional paid in capital	5,508	1,847,718	(4)	(14,566)	1,838,660
Accumulated deficit	(10,466)	(2,184,076)	(2)	10,466	(2,184,076)
Accumulated other comprehensive income (loss)	-	148,722		-	148,722
Total stockholders' deficit	(4,558)	(187,366)		-	(191,924)
Total liabilities and stockholders' deficit	$-	$584,971		$-	$584,971

Adjustment

1) On September 6, 2011, OICco Acquisition I, Inc. (“OICco”) entered into an exchange agreement with Liberty Electric, a United Kingdom corporation  (Liberty) to exchange 45,000,000 shares of OICco in exchange for shares of  Liberty representing 100% of the issued and outstanding shares of Liberty.

2) Eliminate OIC's retained earnings
3) Eliminate OIC’s common stock (owned by OIC's shareholders).

4) Adjust OIC difference to APIC.  Entity A (OIC) had been a shell entity with only monetary assets, the transaction would be accounted for as the issuance of stock by Liberty Car, in exchange for the monetary assets of OIC.  On the other hand, OIC had been an entity holding assets that did not represent a business in accordance with ASC 805-10-55-4.B, the transaction would be accounted for as the purchase of the assets of OIC by Liberty Car.  The acquisition method does not apply and the accounting is identical to that for reverse acquisitions, except that no goodwill should be recorded.

OICCO ACQUISITION I, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

LIBERTY ELECTRIC CAR LIMITED

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Liberty Electric Cars Limited

We have audited the accompanying balance sheets of Liberty Electric Cars Limited (hereinafter the “Company”), as of December 31, 2010 and 2009, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of the Company as of December 31, 2010 and 2009, and the results of its operations and cash flows for the years then ended are in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management's assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010 and 2009, and accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sam Kan & Company

Sam Kan & Company

September 30, 2011

Alameda, California

Liberty Electric Cars Limited
Balance Sheets
	December 31,	December 31,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$91,145	$206,066
Accounts receivable	50,864	1,448
Grant receivable	279,808	165,952
Other receivable	8,475	48,341
Total current assets	430,292	421,807

Investment	154,679	-
Total assets	$584,971	$421,807

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$-	$51,492
Lease payable (current)	4,810	5,365
Salary payable	695,154	574,139
Vehicle deposit	69,606	-
Total current liabilities	769,570	630,996

Lease payable (non-current)	2,767	6,417
Total liabilities	772,337	637,413

Stockholders' deficit
Common stock, $.000015 par value; 25,000,000 shares authorized, 18,048,805 and 16,773,296 shares issued and outstanding on December 31, 2010 and 2009	270	250
Additional paid in capital	1,847,718	1,072,462
Deficit accumulated during the development stage	(2,184,076)	(1,431,323)
Accumulated other comprehensive income (loss)	148,722	143,005
Total stockholders' deficit	(187,366)	(215,606)

Total liabilities and stockholders' deficit	$584,971	$421,807

See accompanying notes to financial statements

Liberty Electric Cars Limited
Statement of Operations

	Year ended December 31,	Year ended December 31,
	2010	2009
Revenue
Grant income	$618,412	$163,121
Service income	231,870	2,650
Total revenue	850,282	165,771

Gross profit	850,282	165,771

Operating expenses
Research and development	1,394,107	681,830
Sales and marketing	48,631	6,340
General and administrative	159,354	123,896
Total operating expenses	1,602,092	812,066

Loss from operations	(751,810)	(646,295)

Other income (expenses)
Interest expense	(943)	(795)
Total other income (expenses)	(943)	(795)

Net loss applicable to common shareholders	(752,753)	(647,090)

Other comprehensive income (loss)
Foreign currency translation	5,717	(29,321)
Total comprehensive income (loss)	5,717	(29,321)

Net loss	$(747,036)	$(676,411)

Basic and diluted loss per common share	$(0.04)	$(0.05)

Weighted average shares outstanding	17,657,383	12,477,786

See accompanying notes to financial statements

Liberty Electric Cars Limited
Statement of Changes in Stockholders' Deficit

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount

Balance, December 31, 2008	11,829,100	$171	$394,918	$(784,233)	$172,326	$(216,818)

Issuance of shares - private placement	4,944,196	79	677,544	-	-	677,623
Other comprehensive loss	-	-	-	-	(29,321)	(29,321)
Net loss for the year ended December 31, 2009	-	-	-	(647,090)	-	(647,090)
Balance, December 31, 2009	16,773,296	250	1,072,462	(1,431,323)	143,005	(215,606)

Issuance of shares - private placement	1,275,509	20	775,256	-	-	775,276
Other comprehensive loss	-	-	-	-	5,717	5,717
Net loss for the year ended December 31, 2010	-	-	-	(752,753)	-	(752,753)
Balance, December 31, 2010	18,048,805	$270	$1,847,718	$(2,184,076)	$148,722	$(187,366)

See accompanying notes to financial statements

Liberty Electric Cars Limited
Statements of Cash Flows

	Year ended December 31,	Year ended December 31,
	2010	2009
Cash flows from operating activities:
Net loss from operations	$(752,753)	$(647,090)
Changes in operating assets and liabilities:
Accounts receivable	(49,416)	10,692
Grant receivable	(113,856)	(165,952)
Other receivable	39,866	(25,753)
Accounts payable	(51,492)	(39,032)
Salary payable	121,015	304,735
Lease payable	(4,205)	11,782
Vehicle deposit	69,606	-
Net cash provided by (used in) operating activities	(741,235)	(550,618)

Cash flows from investing activities:
Investment	(154,679)	-
Net cash provided by (used in) investing activities	(154,679)	-

Cash flows from financing activities:
Proceeds from issuance of common stock	775,276	677,623
Net cash provided by (used in) financing activities	775,276	677,623

Effect of exchange rate changes on cash and cash equivalents	5,717	(29,321)

Net change in cash and cash equivalents	(114,921)	97,684

Cash and cash equivalents at the beginning of the period	206,066	108,382

Cash and cash equivalents at the end of the period	$91,145	$206,066
Supplemental disclosure of non-cash investing and financing activities:
Issuance of common stock for services rendered	$-	$-
Supplemental disclosure of cash flow information:
Cash paid for taxes	$-	$-
Cash paid for interest	$943	$795

See accompanying notes to financial statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization, Nature of Business and Trade Name

Liberty Electric Cars Limited (hereinafter the “Company”) was incorporated on November 10, 2006 in England and Wales with the registered number 05994519 under the name of The Good Club Limited. On February 12, 2008 the company changed its name to Liberty Europe Electric Cars Limited before settling on its current name on May 18, 2009.

Liberty e moved into the Evadine project which brings together a consortium of vehicle manufacturers, data collection experts and project managers. The project is running in conjunction with regional and national developments across the electric vehicle industry such as the development of recharging infrastructure, and is working closely with associated industry bodies such as breakdown service and insurance providers, supply chain industries and educational institutions to ensure the North East of England is leading the way in electric vehicle provision. The project consortium consists of Nissan, Smith Electric Vehicles in partnership with LTI, AVID Vehicles, Liberty Electric Cars, Newcastle University and One North East. Newcastle University’s Transport Operations Research Group will monitor and model the performance and use of the vehicles. The Project is being supported by the UK Governments Technology Strategy Board.

The company used the project to develop new Drive Trains and unique Battery Management Systems to convert the extremely complex 4 x 4 Range Rover vehicle in to a zero emission vehicle.

In November 2010 Liberty entered and successfully completed the Royal Automobile Club's first annual "Future Car Challenge" where they drove both of their electric Range Rovers from Bristol to London, ending with an exciting public display on Regent Street in London. In addition, they also displayed the vehicle at the House of Lords and held meetings with and provided test drives to several Lords.

On December 30, 2010 the Company acquired 63,729 Class A ordinary shares equivalent to 3.75% ownership in Avid Group (an electric automotive group based in the North East of England) at a cost of £100,000 equivalent to USD$154,579.

Liberty Electric Cars Limited currently designs, develops, manufacturers and markets electric vehicle drive trains for use in its own converted vehicles and for sale to OEM’s for incorporation into their production. Their focus is on larger platforms from 4x4 through to commercial vehicles, where they operate in a niche market with few competitors. Liberty Electric Cars Limited also supplies after sales support, training, and upgrades for electric vehicle users throughout Europe.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable is carried at the expected net realizable value. The allowance for doubtful accounts, when determined, will be based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables. If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to us could be overstated, which could have a negative impact on operations.

The Company has accounts receivable in the amount of $50,864 and $1,448 as of December 31, 2010 and 2009, respectively.

Grant Receivable

As part of the Electric Vehicle Accelerated Development in the North East (Evadine) project Liberty Electric Cars Limited was entitled to receive a contribution of up to 42% towards the cost of the development of the two zero emission Electric range Rovers. These funds were claimed quarterly and as of December 31, 2010 claim 6 covering the period Sept 1, 2010 to November 30, 2010 for the sum of $279,808 was outstanding. There was $165,952 outstanding as of December 31, 2009.

Investment

On December 30, 2010 Liberty Electric Cars Limited entered into an arrangement to invest in the Avid Group (a group of companies in the North East of England who were also part of the Evadine trials and were developing their own Electric vehicles). The investment was for strategic purposes. The Company paid them $154,679 and received in exchange 63,729 Class A ordinary Shares equivalent to 3.75% of Avid Group. These shares have preferred status and rank above all other non-A ordinary class shares. Management determined that as of December 31, 2010, the fair market value of its holding interest in Avid Group shall at least bear the same value as when it was first acquired.

Property, Plant and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Vehicles	5 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method.

Accounts Payable

The Company has accounts payable in the amount of $51,492 as of December 31, 2009. The Company does not have account payable on December 31, 2010.

Revenue Recognition

The Company provides internet marketing assistance, using search engine optimization, blogging, and viral marketing, combined with conventional web design.   Revenues from services are recognized when all services have been rendered and collectability is reasonably assured.

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

Advertising

Advertising expenses are recorded as sales and marketing expenses when they are incurred. There were $48,631 and $6,340 in advertising expenses for the years ended December 31, 2010 and 2009, respectively.

Research and Development

All research and development costs are expensed as incurred. There were $1,394,107 and $681,830 in research and development expenses for the years ended December 31, 2010 and 2009, respectively.

Income Tax

The Company does not subject to income taxes in the U.S. because it was not incorporated in the U.S. and it does not conduct business in the U.S. However, should the Company later conduct its business here in the U.S., significant judgment shall be required in evaluating the Company’s uncertain tax positions and determining its provision for income taxes. In accordance with FASB ASC Topic 740, “Income Taxes,” the Company shall provide for the recognition of deferred tax assets if realization of such assets is more likely than not. As of December 31, 2010 and 2009, such recognition was not necessary.

Operating leases

Since the use of the leased vehicle was strictly for research and development purpose, operating lease rentals are charged to the research and development account on a straight line basis over the term of the lease.

Foreign currency translations

Transactions involving foreign currencies are recorded at the sterling rate of exchange on the date of each transaction. Resulting foreign exchange gains and losses are recognized in the profit and loss account as they arise (for settled and unsettled transactions). The Company uses the British Pound (GBP) as its functional currency.

Fair Value Measurements

Effective beginning second quarter 2010, the FASB ASC Topic 825, Financial Instruments, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.  For the Company, this statement applies to certain investments and long-term debt.  Also, the FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt. The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

•

Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

•

Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc…).

•

Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825 did not have a material impact on the company’s financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company’s had no financial assets and/or liabilities carried at fair value on a recurring basis at December 31, 2010 and 2009.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment. As of December 31, 2010 and 2009, the Company has assets in cash, accounts and grant receivables, and investment. Management believes that they are being presented at their fair market value.

Basic and diluted earnings per share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding.  Diluted Earnings per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects of common stock that may be issued as a result of the following types of potentially dilutive instruments:

•

Warrants,

•

Employee stock options, and

•

Other equity awards, which include long-term incentive awards.

The FASB ASC Topic 260, Earnings per Share, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Diluted earnings per share are based on the assumption that all dilutive options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Basic and diluted earnings per share are the same as there was no dilutive effect of outstanding stock options for the years ended December 31, 2010 and 2009.

Concentrations, Risks, and Uncertainties

The Company did not have a concentration of business with suppliers or customers constituting greater than 10% of the Company’s gross sales during 2010 and 2009. However, the company received approximately 73% of its revenue through government funding in 2010 and 100% in 2009. The company would bear a concentration risk should the government cuts the funding or no longer endorse the Company’s research project.

Stock Based Compensation

For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “Equity” and FASB ASC Topic 718, “Compensation — Stock Compensation,” management would perform an analysis of current market data and historical company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, management uses these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in the Company’s statement of operations and other comprehensive income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on the Company’s financial statements. However, the Company has not issued any stock based compensation and accordingly as of December 31, 2010 and 2009, no such compensations were being recorded.

NOTE 2 - RECENTLY ENACTED ACCOUNTING STANDARDS

Accounting Standards Codification

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.”  This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs).  This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs.  The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll forward activity of Level 3 fair value measurements.  Those disclosure requirements are effective for fiscal years ending after December 31, 2010.  Management was still assessing the impact on this guidance and does not believe the adoption of this guidance will have a material impact to its financial statements.  Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company’s present or future financial statements.

In April 2010, new accounting guidance was issued for the milestone method of revenue recognition. Under the new guidance, an entity can recognize revenue from consideration that is contingent upon achievement of a milestone in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive. This guidance is effective prospectively for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The Company adopted the provisions of this guidance effective July 1, 2010, which did not have a material impact on the Company’s financial statements.

In May 2010, the FASB issued accounting guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC Topic 855 is effective for interim or fiscal periods ending after June 15, 2010. Accordingly, the Company adopted the provisions of FASB ASC Topic 855 on July 9, 2010. The Company has evaluated subsequent events for the period from December 31, 2010 to the date of these financial statements’ filings with the Commission. Pursuant to the requirements of FASB ASC Topic 855, subsequent events are disclosed in Note 10.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

Management expects to continue converting and selling electrical vehicles. Currently the Company has yet to establish a stable sales channel. Management is not currently limiting the Company’s development in Europe only. It is looking to expand its contract with customers from as far as China. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

In the past year, the Company funded operations by using cash proceeds received through government grants, consultancy income, related party loans, and the issuance of common stock. For the coming year, the Company plans to continue to fund the Company through government grants, consultancy income, debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

Furthermore, the company spent a number of years reviewing opportunities in the electric vehicle sector before joining the Electric Vehicle Accelerated Development in the North East (Evadine) project on June 1, 2009. The United Kingdom Department for Transport expect that sales of electric vehicles (EVs) and plug in hybrid vehicles (PHEVs) in the UK could reach 1,500,000 by 2030, and the Evadine project is one of several to act as a trailblazer prior to wider scale adoption of electric vehicles across the UK.

NOTE 4 – VEHICLE DEPOSIT

On October 20, 2010, the Company received its first order for a zero emission fully electric Range Rover. The customer paid a deposit of $69,606 with the order.

NOTE 5 – SALARY PAYABLE

	2010	2009
Barry Shrier as the Company's Chairman has provided services on a deferred basis at no interest. The amounts outstanding at year-end are:	$232,565	$209,675

Ian Hobday as the Company's Managing Director has provided services on a deferred basis at no Interest. The amounts outstanding at year end are:	172,758	153,691

Darren West as the Company's Finance Director was appointed a director on October 12, 2010 and has provided services on a deferred basis at no Interest. The amounts outstanding at year end are:	61,872	-

Paul Lilley joined the Company as Finance Director on June 2, 2009 and resigned on November 19, 2009. He provided his services on a deferred basis at no interest. The amounts outstanding at year end are:	58,779	53,351

Roger Knight joined the Company as Sales Director on May 14, 2009 and resigned on December 23, 2010. He provided his services on a deferred basis at no interest. The amounts outstanding at year end are:	59,551	61,314

Petra Beitl as the Company's head of Marketing has provided services on a deferred basis at no Interest. The amounts outstanding at year end are:	94,079	-

Nick Jones as a technical consultant for the Company has provided services on a deferred basis at no Interest. The amounts outstanding at year end are:	15,550	16,010

Stewart Mckee as a marketing consultant for the Company provided services on a deferred basis at no Interest. The amounts outstanding at year end are:	-	54,485

Nash Automotive Solutions Limited was a technical consultant for the Company who provided services on a deferred basis at no Interest. The amounts outstanding at year end are:	-	25,613

Total	$695,154	$574,139

NOTE 6 – LEASE PAYABLE

The Company has acquired a vehicle through capital lease on January 3, 2009. The Company was to repay the $14,473 lease amount with an interest rate of 10.74% per annum with a total of 33 payments. A final balloon payment will be due on February 28, 2012.

Minimum Future Payments:

2011	$4,810
2012	2,767
Total	$7,577

NOTE 7 – NET LOSS PER COMMON SHARE

Net income (loss) per share is calculated in accordance with ASC 260-10 using the weighted average number of common shares outstanding during the year.

The computation of diluted income (loss) per common share is based on the weighted average number of shares outstanding during the year, plus common stock equivalents calculated under the treasury stock method. The Company has no stock options or warrants outstanding.

The Company’s basic and diluted net loss per share of common stock for the years ended December 31, 2010 and 2009 is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.

Weighted average shares outstanding are 17,657,383 and 12,477,786 as of December 31, 2010 and 2009. Net loss applicable to common shareholders is $752,753 for 2010 and $647,090 for 2009. The resulting EPS is negative $.04 for 2010 and negative $.05 for 2009.

NOTE 8 – CAPITAL STOCK

The Company has authorized 25,000,000 shares of par value $.000015 common stock, of which 18,048,805 and 16,773,296 shares are outstanding as of December 31, 2010 and 2009, respectively. Shareholders are entitled to one vote per common share. These common shares do not have conversion rights. There was no dividend paid as of December 31, 2010 and 2009.

On various dates in 2009, the Company has issued through private placement a total of 4,944,196 shares of common stock at the par value of $.000015 in exchange for $677,623 (after currency translation) resulting $79 in common stock and $677,544 as additional paid-in capital.

On various dates in 2010, the Company has issued through private placement a total of 1,275,509 shares of common stock at the par value of $.000015 in exchange for $775,276 (after currency translation) resulting $20 in common stock and $775,256 as additional paid-in capital.

NOTE 9 – COMMITMENT AND CONTINGENCIES

Indemnification Agreements

The Company enters into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company indemnifies, holds harmless, and agrees to reimburse the indemnified party of losses suffered or incurred by the indemnified party in connection with any noncompliance of products and patents as specified under the agreement. The term of these indemnification agreements is generally perpetual any time after execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company has not incurred significant costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes it is not possible to estimate a liability related to these agreements.

Legal Proceedings

The Company may from time to time become a party to various legal proceedings arising in the ordinary course of business.

NOTE 10 – SUBSEQUENT EVENTS

In May 2011, the Company signed an agreement with Navistar LLC, a $15 billion turnover US truck manufacturer, to provide development services for an existing model of electric truck sold by them in North America (E Star), and after-sales support for 52 electric trucks operated by their customers in Europe.

In order to satisfy the requirements of this agreement the Company recruited the engineering team of the now defunct Modec business in the UK. The Company created a wholly owned subsidiary called LEC2 Limited into which the previous Modec engineering team was placed.

The Navistar agreement is satisfied by part of the LEC2 team (Called Liberty E Tech), and in addition another part of the team (Liberty E Care) provides after-sales support, parts supply, and recovery services to the owners of the 250 Modec trucks throughout Europe.

Looking forward, LEC2 will continue to provide development services for Navistar; develop EV drive train and complete vehicle solutions for other OEM's; expand its after-sales solution (E Care) to other non Modec EV owners, and expand its R&D work that provide additional profitable revenue streams

The Company evaluated all events or transactions that occurred after December 31, 2010 through the date of this filing. The Company determined that it does not have any other subsequent event requiring recording or disclosure in the financial statements for the years ended December 31, 2010 and 2009.

OIC
Reverse merger on October 14, 2011
December 31, 2010
	OIC (acquirer – legal purpose)	Imperial Auto Group (acquiree – legal purpose)			Adjustments & eliminations	OIC Post- merger

ASSETS

Current assets
Cash and cash equivalents	$91,145	$-			$-	$91,145
Accounts receivable	50,864	-			-	50,864
Grant receivable	279,808	-			-	279,808
Other receivable	8,475	-			-	8,475
Inventory	-	-			-	-
Total current assets	430,292	-			-	430,292

Investment	154,679	-			-	154,679
Fixed assets, net	-	-			-	-
Total assets	$584,971	$-		$		$584,971

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$4,140	$-			$-	$4,140
Advances from Shareholders	418	-			-	418
Loan payable - related party	-	-			-	-
Lease payable (current)	4,810	-			-	4,810
Salary payable	695,154	-			-	695,154
Vehicle deposit	69,606	-			-	69,606
Accrued expenses and other liabilities	-	-			-	-
Total current liabilities	774,128	-			-	774,128

Lease payable (non-current)	2,767	-			-	2,767
Total liabilities	776,895	-			-	776,895

Stockholders' deficit
Common stock, $0.0001 par value; 10,000,000 shares authorized, 1,000,000 shares issued and outstanding on October 15, 2011	$-	$-			$-	$-
Common stock, $.000015 par value; 25,000,000 shares authorized, 29,726,669 and 18,048,805 shares issued and outstanding on September 30, 2011 and December 31, 2010	$270	$-	(3)		$(270)	$-
Issue 40,0000,000 shares in exchange for all outstanding shares of Imperial	$-		$(1)		$4,000	$4,000
Issue 45,0000,000 shares in exchange for all outstanding shares of Liberty	$4,500	$-	(3)		$(4,500)	$-
Additional paid in capital	1,838,660	-	(4)		(2,183,306)	(344,646)
Accumulated deficit	(2,184,076)	-	(2)		2,184,076	-
Accumulated other comprehensive income (loss)	148,722	-			-	148,722
Total stockholders' deficit	(191,924)	-			-	(191,924)

Total liabilities and stockholders' deficit	$584,971	$-			$-	$584,971

Adjustment

1) On October 14, 2011, OICco Acquisition I, Inc. (“OICco”) entered into an exchange agreement with Imperial Automotive Group to exchange 40,000,000 shares of OICco in exchange for shares of  Imperial representing 100% of the issued and outstanding shares of Imperial.

2) Eliminate OIC’s retained earnings
3) Eliminate OIC’s common stock (owned by OIC's shareholders).

4) Adjust OIC difference to APIC.  Entity A (OIC) had been a shell entity with only monetary assets, the transaction would be accounted for as the issuance of stock by Imperial, in exchange for the monetary assets of OIC.  On the other hand, OIC had been an entity holding assets that did not represent a business in accordance with ASC 805-10-55-4.B, the transaction would be accounted for as the purchase of the assets of OIC by Imperial.  The acquisition method does not apply and the accounting is identical to that for reverse acquisitions, except that no goodwill should be recorded.

Note:

Imperial Automotive Group established on October 12, 2011; however, the reverse acquisition should be started as if the beginning of the Year, which is December 31, 2010, which is the time that OIC had the audited financials.  As a result, there is no beginning balance for Imperial Automotive Group on December 31, 2010.

OICCO ACQUISITION I, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED OCTOBER 15, 2011

IMPERIAL AUTOMOTIVE GROUP INC.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Imperial Automotive Group Inc

(A Development Stage Company)

We have audited the accompanying balance sheet of Imperial Automotive Group Inc (the Company) as of October 15, 2011, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the period from the date of inception on October 12, 2011 to October 15, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 15, 2011, and the results of its operations and cash flows for the period from the date of inception on October 12, 2011 to October 15, 2011 were ended in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management's assessment of the effectiveness of the Company’s internal control over financial reporting as of October 15, 2011, and accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sam Kan & Company

Sam Kan & Company,

November 2, 2011

Alameda, California

Imperial Automotive Group Inc
(A Development Stage Company)
Balance Sheets

October 15,
2011
ASSETS

Current assets
Cash and cash equivalent	$100
Total current assets	100

Equipments, net	110,400

Total assets	$110,500

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
Loan payable - related party	$70
Total liabilities (all current)	70

Stockholders' (Deficit) Equity
Convertible preferred stock: $0.0001 par value, 10,000,000 shares authorized, 110 shares issued and outstanding as of October 15, 2011	-
Common Stock: $0.0001 par value, 100,000,000 shares authorized, 1,000,000 shares issued and outstanding as of October 15, 2011	100
Additional paid in capital	110,400
Accumulated deficit	(70)
Total stockholders' (deficit) equity	110,430

Total liabilities and stockholders' (deficit) equity	$110,500

See accompanying notes to financial statements

Imperial Automotive Group Inc
(A Development Stage Company)
Statement of Operations

For the Period from Inception on October 12, 2011 to October 15, 2011

Revenue	$-

Operating Expenses
General and administrative	70
Total Operating Expenses	70

Net loss	$(70)

Basic and diluted loss per common share	$(0.00)

Weighted average shares outstanding	750,000

See accompanying notes to financial statements

Imperial Automotive Group Inc
(A Development Stage Company)
Statement of Changes in Stockholders' (Deficit) Equity

	Preferred Stock		Common Stock		Additional Paid In Capital	Accumulated Deficit	Total
	Shares		Shares
Balance, October 12, 2011 (Inception)	-	$-	-	$-	$-	$-	$-

Common stock issued for cash	-	-	1,000,000	100	-	-	100
Preferred stock issued for equipments	110	-	-	-	110,400	-	110,400
Net loss for the period	-	-	-	-	-	(70)	(70)
Balance, October 15, 2011	110	$-	1,000,000	$100	$110,400	$(70)	$110,430

See accompanying notes to financial statements

Imperial Automotive Group Inc
(A Development Stage Company)
Statements of Cash Flows

For the Period from Inception on October 12, 2011 to October 15, 2011

Cash flows from operating activities
Net loss	$(70)
Changes in operating assets and liabilities:
Loan payable - related party	70
Net cash provided by operating activities	-

Net cash provided by investing activities	-

Cash flows from financing activities
Issuance of common stock for cash	100
Net cash provided by financing activities	100

Net change in cash and cash equivalent	100

Cash and cash equivalent at the beginning of the period	-

Cash and cash equivalent at the end of the period	$100

Supplemental cash flow Information:
Cash paid for interest	$-
Cash paid for income taxes	$-

Supplemental disclosure of non-cash investing and financing activities:
Issuance of Preferred Stock A for equipments	$110,400

See accompanying notes to financial statements

IMPERIAL AUTOMOTIVE GROUP INC

(A Development Stage Company)

Notes to the Financial Statements

For the Period from October 12, 2011 to October 15, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization, Nature of Business and Trade Name

Imperial Automotive Group Inc (hereinafter the “Company”) is a limousine and specialty vehicle manufacturing company. The Company intends to utilize the expertise of various suppliers for superior engineering design, warranty support to our customers, rebates for chassis purchases and a source of marketing funds. The Company will retain a design team that has a significant amount of experience in the creation and restoration of custom and classic automobiles’’ The Company was incorporated on October 12, 2011 as a Florida corporation, which intends to lease facilities in Springfield, Missouri for its manufacturing and development of custom limousines, buses, light trucks and other specialty vehicles.

The Company’s goal is to also be involved in vehicle and power train customizing utilizing electric power for a wide variety of specialty vehicles and also develop other alternative fuels systems such as liquid propane.

The Company’s management has extensive experience building custom automobiles, which meets customers’ expectations. The data from this history has given them an in-depth and transferable knowledge of the aftermarket up-fitter business for specialty vehicles. The Company has not realized significant revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, "Development Stage Entities", formerly known as SFAS 7, "Accounting and Reporting by Development State Enterprises."

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

IMPERIAL AUTOMOTIVE GROUP INC

(A Development Stage Company)

Notes to the Financial Statements

For the Period from October 12, 2011 to October 15, 2011

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable, if any, will be carried at the expected net realizable value. The allowance for doubtful accounts, when determined, will be based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables. If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to us could be overstated, which could have a negative impact on operations.

Property, Plant and Equipment

Property, plant and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Vehicles	5 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method.

Loan Payable

The Company has a loan payable in the amount of $70 as of October 15, 2011.

Revenue Recognition

The Company will build electric vehicles for clients. These clients will be progressively billed as the projects proceed and revenues can then be better matched with expenses spent during these periods.

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

IMPERIAL AUTOMOTIVE GROUP INC

(A Development Stage Company)

Notes to the Financial Statements

For the Period from October 12, 2011 to October 15, 2011

Advertising

Advertising expenses are recorded as sales and marketing expenses when they are incurred, if any.

Research and Development

All research and development costs are expensed as incurred, if any.

Income Tax

The Company accounts for income taxes under Accounting Standards Codified No. 740 (“ASC 740”). Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Fair Value Measurements

Effective beginning 2010, the FASB ASC Topic 825, Financial Instruments, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.  For the Company, this statement applies to equipments acquired through the issuance of preferred stock.  Also, the FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt.  The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

•

Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

•

Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc…).

•

Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825 did not have a material impact on the company’s financial statements as its equipments were all valued at fair market values.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company has financial assets in equipments carried and measured on a nonrecurring basis during the reporting period. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company had no financial assets and/or liabilities carried at fair value on a recurring basis at October 15, 2011.

IMPERIAL AUTOMOTIVE GROUP INC

(A Development Stage Company)

Notes to the Financial Statements

For the Period from October 12, 2011 to October 15, 2011

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial assets, pricing inputs are less observable in the market and may require management judgment. As of October 15, 2011, the Company has assets in cash and equipments. Management believes that they are being presented at their fair market value.

Basic and diluted earnings per share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding.  Diluted Earnings per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects of common stock that may be issued as a result of the following types of potentially dilutive instruments:

•

Warrants,

•

Employee stock options, and

•

Other equity awards, which include long-term incentive awards.

The FASB ASC Topic 260, Earnings per Share, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Diluted earnings per share are based on the assumption that all dilutive options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Basic and diluted earnings per share are the same as there was no dilutive effect of outstanding stock options for the period ended October 15, 2011.

Concentrations, Risks, and Uncertainties

The Company did not have a concentration of business with suppliers or customers constituting greater than 10% of the Company’s gross sales during the reporting period.

Stock Based Compensation

For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “Equity” and FASB ASC Topic 718, “Compensation — Stock Compensation,” management would perform an analysis of current market data and historical company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, management uses these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in the Company’s statement of operations and other comprehensive income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on the Company’s financial statements. However, the Company has not issued any stock based compensation and accordingly as of October 15, 2011, no such compensations were being recorded.

IMPERIAL AUTOMOTIVE GROUP INC

(A Development Stage Company)

Notes to the Financial Statements

For the Period from October 12, 2011 to October 15, 2011

NOTE 2 - RECENTLY ENACTED ACCOUNTING STANDARDS

Accounting Standards Codification

 In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.”  This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs).  This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs.  The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll forward activity of Level 3 fair value measurements.  Those disclosure requirements are effective for fiscal years ending after December 31, 2010.  Management was still assessing the impact on this guidance and does not believe the adoption of this guidance will have a material impact to its financial statements.  Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company’s present or future financial statements.

 In April 2010, new accounting guidance was issued for the milestone method of revenue recognition. Under the new guidance, an entity can recognize revenue from consideration that is contingent upon achievement of a milestone in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive. This guidance is effective prospectively for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The Company adopted the provisions of this guidance effective July 1, 2010, which did not have a material impact on the Company’s financial statements.

In May 2010, the FASB issued accounting guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC Topic 855 is effective for interim or fiscal periods ending after June 15, 2010. Accordingly, the Company adopted the provisions of FASB ASC Topic 855 on July 9, 2010. The Company has evaluated subsequent events for the period from December 31, 2010 to the date of these financial statements’ filings with the Commission. Pursuant to the requirements of FASB ASC Topic 855, subsequent events are disclosed in Note 10.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

IMPERIAL AUTOMOTIVE GROUP INC

(A Development Stage Company)

Notes to the Financial Statements

For the Period from October 12, 2011 to October 15, 2011

Management expects to continue converting and selling electrical vehicles. Currently the Company has yet to establish a stable sales channel. Management is not currently limiting the Company’s development in the U.S. only. It is looking to expand its contract with customers from as far as Europe and China. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

In the past, the Company funded operations by using cash proceeds received through related party loans and the issuance of common stock. For the coming year, the Company plans to continue to fund the Company through debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

NOTE 4 – EQUIPMENT

Changes in equipments:
	Balance			Balance
	October 12, 2011	Additions	Removals	October 15, 2011
Automotive equipments	$-	$110,400	$-	$110,400
Total equipments	$-	$110,400	$-	$110,400
Accumulated depreciation	$-	$-	$-	$-
Net book value				$110,400

Equipments were acquired on October 13, 2011. Management decided not to depreciate them for the two-day period from October 14, 2011 to October 15, 2011.

IMPERIAL AUTOMOTIVE GROUP INC

(A Development Stage Company)

Notes to the Financial Statements

For the Period from October 12, 2011 to October 15, 2011

NOTE 5 – LOAN PAYABLE – RELATED PARTY

The Company has received a loan in the amount of $70 from its sole officer on October 12, 2011. The fund went to cover fees incurred during the filing of the corporate article. This loan is due on demand with no interest.

NOTE 6 – CAPITAL STOCK

Preferred Stock

The Company has authorized ten million (10,000,000) shares of par value $.0001 preferred stock, of which 110.4 shares were issued and outstanding as of October 15, 2011. Preferred A stock has no dividend and no voting rights. It has a conversion feature that allows it to be converted into common shares in equal value to the stated preferred value ($1,000). On October 13, 2011, the Company acquired specific automotive manufacturing equipments valued at $110,400 by issuing 110 shares of preferred stock.

Common Stock

The Company has authorized a hundred million (100,000,000) shares of par value $.0001 common stock, of which 1,000,000 shares were issued and outstanding as of October 15, 2011. Shareholders are entitled to one vote per common share. These common shares do not have conversion rights. There was no dividend paid as of October 15, 2011.

On October 13, 2011, one million (1,000,000) shares of common stock was issued for cash consideration in the amount of $100 to the Company’s sole officer.

NOTE 7 – NET LOSS PER COMMON SHARE

Net income (loss) per share is calculated in accordance with ASC 260-10 using the weighted average number of common shares outstanding during the year.

The computation of diluted income (loss) per common share is based on the weighted average number of shares outstanding during the year, plus common stock equivalents calculated under the treasury stock method. The Company has no stock options or warrants outstanding.

The Company’s basic and diluted net loss per share of common stock for the period from October 12, 2011 to October 15, 2011 is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.

Weighted average shares outstanding are 750,000 as of October 15, 2011. Net loss applicable to common shareholders is $70. The resulting EPS is close to $0.00 for the period.

IMPERIAL AUTOMOTIVE GROUP INC

(A Development Stage Company)

Notes to the Financial Statements

For the Period from October 12, 2011 to October 15, 2011

NOTE 8 – COMMITMENT AND CONTINGENCIES

Indemnification Agreements

The Company enters into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company indemnifies, holds harmless, and agrees to reimburse the indemnified party of losses suffered or incurred by the indemnified party in connection with any noncompliance of products and patents as specified under the agreement. The term of these indemnification agreements is generally perpetual any time after execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company has not incurred significant costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes it is not possible to estimate a liability related to these agreements.

Legal Proceedings

The Company may from time to time become a party to various legal proceedings arising in the ordinary course of business. The Company is not presently involved in any legal proceedings and was not involved in any such proceedings from October 12, 2011 (inception) to October 15, 2011.

NOTE 9 – RELATED PARTY TRANSACTIONS

Gary, the Company’s president and CEO, is free to use the Company’s equipments in his other business which shares the same physical location as the Company’s.

NOTE 10 – SUBSEQUENT EVENTS

On October 25, 2011, management has entered into a contract with OICco Acquisition I, Inc. (hereinafter “OICco”) in which the Company exchanged forty million (40,000,000) shares of OICco common shares for 100% of the issues and outstanding shares of the Company. At the closing of the Exchange Agreement (which is contingent upon an 80% reconfirmation vote under Rule 419), the Company will become a wholly-owned subsidiary of OICco and OICco will acquire the business and operations of the Company.

The Company evaluated all events or transactions that occurred after October 15, 2011 through the date of this filing. The Company determined that it does not have any other subsequent event requiring recording or disclosure in the financial statements for the period from October 12, 2011 to October 15, 2011.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by OICco in connection with the sale of the common stock being registered. OICco has agreed to pay all costs and expenses in connection with this offering of common stock.  Joshua A. Sisk is the source of the funds for the costs of the offering.  Mr. Sisk has no agreement in writing to pay the expenses of this offering on behalf of OICco and thus such agreement to do so is not enforceable. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$3,500
Accounting Fees	$2,500
Escrow Fees	$1,500
Registration Fee	$6.69

Total	$7,506.69

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

OICco Acquisition, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. OICco indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him.  Delaware law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director.  We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, OICco Acquisition I, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On July 28, 2009, Joshua G. Sisk, our officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company and provided services, in exchange for 4,000,000 shares of common stock of the Company, each, par value $0.0001 per share.

At the time of the issuance, Joshua G. Sisk was in possession of all available material information about us, as he is the only officer and director.  On the basis of these facts, OICco Acquisition I, Inc. claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  OICco believes that the exemption from registration for these sales under Section 4(2) was available because:

•

Joshua G. Sisk is an executive officer of OICco and thus had fair access to all material information about OICco before investing;

•

There was no general advertising or solicitation; and

•

The shares bear a restrictive transfer legend.

All shares issued to Joshua G. Sisk were at a par price per share of $0.0001.  The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, OICco was recently formed or in the process of being formed and possessed no assets.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Vero Beach, state of Florida on Nov. 23,  2011.

OICco Acquisition I, Inc.
(Registrant)

By: /s/ Joshua G. Sisk
Joshua G. Sisk, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed b the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joshua G. Sisk	President, Secretary and Director	Nov, 23, 2011
Joshua G. Sisk	Chief Executive Officer

/s/ Joshua G. Sisk	Treasurer, Chief Accounting Officer,	Nov. 23, 2011
Joshua G. Sisk	Principal Financial Officer

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